United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2017

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  

Item 1.01 and 8.01 Entry into a Material Definitive Agreement/Other Events

On December 29, 2017, Farmers and Merchants Trust Company of Chambersburg ("F&M Trust"), the wholly-owned commercial bank subsidiary of Franklin Financial Services Corporation (the "Registrant"), entered into a Class Action Settlement Term Sheet (the "Term Sheet") with the named plaintiffs and certain of the other remaining defendants in the Kalen, et. al., v. Farmers and Merchants Trust Company of Chambersburg, et. al. (Case No. 2:15-CV-01435 WB) case filed in United States District Court for the Eastern District of Pennsylvania and described in our current reports on Form 8-K filed July 29, 2016, July 28, 2017 and November 3, 2017.

The Term Sheet was entered into by the parties following a mediation of the case held pursuant to a Stipulation for Selection of Mediator submitted jointly by the parties and approved by the court, described in our current report on Form 8-K filed November 3, 2017.

The Term Sheet sets forth the basic terms upon which the case is to be settled, subject to the parties entering into a definitive settlement agreement and approval of the terms of the settlement by the Court.

The Term Sheet provides for F&M Trust to make a settlement payment of $10,000,000 in full and final settlement of all claims that the named plaintiffs and members of the Settlement Class (as defined by the Term Sheet) have brought or could have brought against F&M Trust.  The Term Sheet further provides that the definitive settlement agreement is to provide for a general release of claims by all parties to the case.  The terms of settlement will be subject to preliminary and final approval by the client.

The Registrant expects to recognize the settlement as an expense in the fourth quarter of 2017.  This charge will be recorded as an other item and will not affect the Registrant's operating earnings.  The Registrant expects to pay for the settlement with available resources in 2018.   Recognition of the expense is not expected to have a material effect on the Registrant's status as a "well-capitalized" institution.

The description of the Term Sheet in this report does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Sheet; which is incorporated by reference.  A copy of the Term Sheet is attached to this report as Exhibit 10.1.

Forward Looking Statements

Certain statements in this current report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees and involve certain risks, uncertainties and assumptions that are difficult to predict and often beyond the Corporation's control.  You should not place undue reliance on any forward-looking statement and should consider the risks and uncertainties more fully discussed under Part I, Items 1A and 3.  "Risk Factors" and "Legal Proceedings," of the Corporation's annual report on Form 10-K for the year ended December 31, 2016 and under Part II, Items 1 and 1A, "Legal Proceedings" and "Risk Factors" of the Corporation's quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, and in any of the Corporation's subsequent filings with the Securities and Exchange Commission.  Forward-looking statements speak as of the date made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

By: /s/ Timothy G. Henry.

Timothy G. Henry, President and Chief Executive Officer

Dated:  January 2, 2018

EXHIBIT INDEX

Exhibit NumberDescription

10.01Class Action Settlement Term Sheet